ITEM 24 (b) EXHIBITS

8 (e)

Amendment effective July 1, 2002, to Participation Agreement dated April 4, 2001,

Among Annuity Investors Life Insurance Company,

AIM Advisors, and AIM Variable Insurance Funds

AMENDMENT NO. 2

PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated April 4, 2001, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, Annuity Investors Life Insurance Company, an Ohio life insurance company, and Great American Advisors, Inc., is hereby amended as follows:

Section 18 of the Agreement is amended by adding the following at the end of the section:

Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any of their affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 18 shall survive the termination of this Agreement.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE POLICIES	SEPARATE ACCOUNTS UTILIZING THE FUNDS	CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
Series I shares
AIM V.I. Capital Development Fund AIM V.I. Government Securities Fund AIM V.I. Premier Equity Fund	Annuity Investors Separate Account A	The Commodore NauticusSM Group Flexible Premium Deferred Variable Annuity The Commodore AmericusSM Individual Flexible Premium Deferred Variable Annuity
Series II shares
AIM V.I. Capital Development Fund AIM V.I. Government Securities Fund AIM V.I. Premier Equity Fund	Annuity Investors Separate Account C	The Commodore HelmsmanSM Individual Flexible Premium Deferred Variable Annuity The Commodore Majesty SM Individual Flexible Premium Deferred Variable Annuity

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: July 1, 2002.

AIM VARIABLE INSURANCE FUNDS

Attest: By:

Name: Jim Coppedge Name: Robert H. Graham

Title: Assistant Secretary Title: President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest: By:

Name: Jim Coppedge Name: Michael J. Cemo

Title: Assistant Secretary Title: President

(SEAL)

ANNUITY INVESTORS LIFE INSURANCE COMPANY

Attest: By:

Name: John P. Gruber Name: James L. Henderson

Title: Vice President Title: Vice President

(SEAL)

GREAT AMERICAN ADVISORS, INC.

Attest: By:

Name: Peter J. Nerone Name: James L. Henderson

Title: Vice President Title: President

(SEAL)